UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225

 (Address of Principal Executive Offices) (Zip Code)

(360) 392-2841

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

1. On September 9, 2012, the Board of Directors of Asia Properties, Inc., (the “Company”) filed a Form 8-K which reported that on November 1, 2011, the Company had accepted the resignation of the Company’s Auditor. Parker Randall CF (H.K.) CPA Limited, Chartered Accountants. It should be noted that the resignation was given verbally and that no resignation letter has been received by the Company. The Form 8-K field by the Company of September 9, 2012 reported as follows:

a. The Company engaged Parker Randall on May 12, 2010. During the period from May 12, 2010 to November 1, 2011 there were no disagreements with Parker Randall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Parker Randall CPA’s satisfaction, would have caused the auditor to make reference to the subject matter of the disagreement in connection with it’s report.

b. The Board of Directors has accepted the resignation of Parker Randall CF (H.K.) CPA Limited, Chartered Accountants.

c. . During the period from May 12, 2010 to November 1, 2011, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

d. During the period from May 12, 2010 to November 1, 2011 Parker Randall CPA did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist.

e. During the period from May 12, 2010 to November 1, 2011, Parker Randall CPA did not advise the Company that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made Parker Randall CPA unwilling to be associated with the financial statements prepared by management

f. During the period from May 12, 2010 to November 1, 2011, Parker Randall did not advise the Company that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

g. During the period from May 12, 2010 to November 1, 2011, Parker Randall did not advise the Company that there was any information which the accountant concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

h. The Company has requested that Parker Randall furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. Additionally, the Company wrote to parker Randall requesting release of information to the successor auditor. Parker Randall has not responded to either of these requests.

As of this date: November 20, 2012, Parker Randall continues to ignore all requests concerning the release of information to the successor auditor.

2. (i) On June 11, 2012, the Company engaged the services of MJF & Associates, a Los Angeles-based auditing firm to replace Parker Randall CF (H.K.) CPA Limited. Prior to June 11, 2012, (i) no written report or oral advice was provided to the Company by MJF & Associates concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K. It should be noted that due to the failure of Parker Randall to respond to requests by MJF & Associates to conduct required communications and a review the prior year audit work papers, the year ended December 31, 2010 may have to be re-audited and the cumulative figures may have to also be re-audited unless the Company obtains a waiver from the SEC.

Item 9.01    Financial Statements and Exhibits

Exhibit No.    Description

99.1    Letter to Parker Randall CF (H.K.) CPA Limited requesting release of information, dated August 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2012

ASIA PROPERTIES, INC.

/s/ Daniel S. Mckinney
Daniel S. Mckinney
President, Chief Executive Officer, Director